Exhibit 99.1

PRESS RELEASE

NUVASIVE ANNOUNCES SECOND QUARTER 2013 FINANCIAL RESULTS

•	Second quarter 2013 revenue of $165.7 million; up 7.3% from second quarter 2012

•	Non-GAAP operating margin of 14.0%

•	GAAP net loss of $6.5 million, or $0.15 per share

•	Non-GAAP earnings of $9.4 million, or $0.20 per share

•	Reiterates 2013 guidance for revenue, non-GAAP operating margin, and non-GAAP earnings per share

SAN DIEGO, July 30, 2013 - NuVasive, Inc. (Nasdaq: NUVA) a medical device company focused on developing minimally disruptive surgical products and procedures for the spine, announced today financial results for the quarter ended June 30, 2013.

NuVasive reported second quarter 2013 revenue of $165.7 million, a 7.3% increase over the $154.4 million for the second quarter 2012.

Gross profit for the second quarter 2013 was $117.0 million and gross margin was 70.6%. Second quarter 2013 gross margin results reflect the impact of a one-time $7.9 million charge related to royalty accruals in connection with Phase I of the Company’s patent litigation with Medtronic. Excluding the charge, gross profit for the second quarter 2013 was $124.9 million and gross margin was 75.4%, compared to a gross profit of $117.9 million and a gross margin of 76.4% for the second quarter 2012.

Total operating expenses for the second quarter 2013 were $116.9 million compared to $104.9 million for the second quarter 2012. The higher operating expenses in the second quarter 2013 resulted primarily from additional costs associated with higher revenue and international infrastructure expansion.

On a GAAP basis, the Company reported a net loss of $6.5 million, or $0.15 per share, for the second quarter 2013.

On a Non-GAAP basis, the Company reported net income of $9.4 million, or $0.20 per share, for the second quarter 2013. The Non-GAAP earnings per share calculations for the second quarter exclude: (i) non-cash stock-based compensation of $8.8 million; (ii) certain intellectual property litigation expenses of $1.5 million; (iii) amortization of intangible assets of $4.9 million; (iv) acquisition related items of $56 thousand; (v) non-cash interest expense on convertible notes of $3.4 million; and (vi) a one-time $7.9 million out of period royalty expense charge related to royalty accruals in connection with Phase I of the company’s patent litigation with Medtronic. This ruling set the rates at which the Company is required to accrue royalties for the post-verdict period of time. The $7.9 million reflects the difference between the post-verdict royalty rates determined by the recent ruling and the rates that were being used to calculate litigation royalty expense accruals from September 2011 through March 2013.

Cash, cash equivalents and short and long-term marketable securities were $272.7 million at June 30, 2013.

Alex Lukianov, Chairman and Chief Executive Officer, said, “Results in the first half of 2013 demonstrate solid execution against a multi-year plan, and give us increased confidence in our ability to execute to the full year guidance we have outlined. Importantly, we are cultivating the pillars of NuVasive’s foundation to sustain earnings growth well into the future. NuVasive is changing spine surgery with a proven, share taking strategy of Superior Outcomes, Absolute Responsiveness, and Speed of Innovation. That mission will drive our evolution toward $1 billion in revenue with an improved profitability profile.”

2013 Full Year Financial Guidance:

•	Revenue of approximately $655 million, unchanged from prior guidance

•	GAAP loss per share of approximately $(0.09), compared to income of $0.02 previously

•	Non-GAAP EPS of approximately $1.00, unchanged from prior guidance

•	Non-GAAP Operating Margin of approximately 14%, unchanged from prior guidance

•	GAAP effective tax benefit rate of approximately 30%, compared to a tax expense rate of approximately 80% previously

Reconciliation of Full Year EPS Guidance

	2013 Guidance
	Prior [1]	Revised [2]
GAAP earnings (loss) per share guidance	$0.02	$(0.09)
Impact of change from basic to diluted share count		$-

GAAP earnings (loss) per share, adjusted to diluted share count	$0.02	$(0.09)
Non-cash stock based compensation	0.45	0.45
Certain intellectual property litigation expenses	0.06	0.06
Amortization of intangible assets	0.27	0.27
Acquisition related items [3]	0.03	0.03
Non-cash interest expense on convertible notes	0.18	0.18
Out-of-period royalty expense charge	-	0.10

Non-GAAP earnings per share guidance	$1.00	$1.00

Weighted shares outstanding - basic	45,500	45,500

Weighted shares outstanding - diluted	46,500	46,500

[1]	Effective tax expense rate of ~80% applied to GAAP earnings and ~40% applied to Non-GAAP adjustments
[2]	Effective tax benefit rate of ~30% applied to GAAP earnings and ~40% applied to Non-GAAP adjustments
[3]	Acquisition related items include expenses associated with prior M&A activity and as incurred

Reconciliation of Non-GAAP Operating Margin %

	2012 Actuals	2013 Guidance
		Prior	Revised
Non-GAAP Gross Margin % [A]	75.3%	~74.0%	~75.0%
Out-of-period royalty expense charge	-	-	~(1.2%)
GAAP Gross Margin	75.3%	~74.0%	~73.8%

Non-GAAP Operating Expenses [B]	60.8%	~60.0%	~61.0%
Non-cash stock-based compensation	4.2%	~5.5%	~5.5%
Certain intellectual property litigation expenses	0.4%	~1.0%	~1.0%
Amortization of intangible assets	2.0%	~3.0%	~3.0%
Intangible asset and goodwill impairment charge	1.5%	-	-
Acquisition related items*	0.3%	~0.3%	~0.3%
GAAP Operating Expenses	69.3%	~69.8%	~70.8%
Non-GAAP Operating Margin % [A-B]	14.5%	~14.0%	~14.0%

*	Acquisition related items include expenses associated with prior M&A activity and as incurred

Reconciliation of Non-GAAP Information

Management uses certain Non-GAAP financial measures such as Non-GAAP earnings per share, which exclude non-cash stock-based compensation, certain intellectual property litigation expenses, amortization of intangible assets, intangible asset and goodwill impairment charges, acquisition related items, non-cash interest expense on convertible notes and an out of period royalty expense charge. Management does not consider these costs in evaluating the continuing operations of the Company. Therefore, management calculates the Non-GAAP financial measures provided in this earnings release excluding these costs and uses these Non-GAAP financial measures to enable it to analyze further, and more consistently, the period-to-period financial performance of its core business operations. Management believes that providing investors with these Non-GAAP measures gives them additional important information to enable them to assess, in the same way management assesses, the Company’s current and future continuing operations. These Non-GAAP measures are not in accordance with, or an alternative for, GAAP, and may be different from Non-GAAP measures used by other companies. Set forth below are reconciliations of the Non-GAAP financial measures to the comparable GAAP financial measure.

Reconciliation of Second Quarter 2013 Results

(in thousands, except per share data)	Pre-Tax Adjustments	Net of Tax	(Loss) Earnings Per Share
GAAP net loss		$(6,469)	$(0.15)
Impact of change from basic to diluted share count			0.01

GAAP net loss, adjusted to diluted share count		$(6,469)	$(0.14)
Non-cash stock-based compensation	$8,761	5,257	0.11
Certain intellectual property litigation expenses	1,480	888	0.02
Amortization of intangible assets	4,913	2,948	0.06
Acquisition related items	56	34	0.00
Non-cash interest expense on convertible notes	3,382	2,029	0.04
Out-of-period royalty expense charge	7,901	4,741	0.10

Non-GAAP earnings		$9,428	$0.20

GAAP weighted shares outstanding - basic and diluted			44,412

Non-GAAP weighted shares outstanding - diluted			46,627

Reconciliation of Year To Date 2013 Results

(in thousands, except per share data)	Pre-Tax Adjustments	Net of Tax	(Loss) Earnings Per Share
GAAP net loss		$(5,618)	$(0.13)
Impact of change from basic to diluted share count			0.01

GAAP net loss, adjusted to diluted share count		$(5,618)	$(0.12)
Non-cash stock-based compensation	$15,548	9,329	0.20
Certain intellectual property litigation expenses	2,889	1,733	0.04
Amortization of intangible assets	9,288	5,573	0.12
Acquisition related items	2,517	1,510	0.03
Non-cash interest expense on convertible notes	6,704	4,022	0.09
Out-of-period royalty expense charge	7,901	4,741	0.10

Non-GAAP earnings		$21,290	$0.46

GAAP weighted shares outstanding - basic and diluted			44,220

Non-GAAP weighted shares outstanding - diluted			45,973

Conference Call

NuVasive will hold a conference call today at 5:30 p.m. ET / 2:30 p.m. PT to discuss the results. The dial-in numbers are 1-877-407-9039 for domestic callers and 1-201-689-8470 for international callers. A live webcast of the conference call will be available online from the investor relations page of the Company’s corporate website at www.nuvasive.com.

After the live webcast, the call will remain available on NuVasive’s website, www.nuvasive.com through August 29, 2013. In addition, a telephone replay of the call will be available until August 13, 2013. The replay dial-in numbers are 1-877-870-5176 for domestic callers and 1-858-384-5517 for international callers. Please use pin number: 417030.

About NuVasive

NuVasive is an innovative global medical device company that is changing spine surgery with minimally disruptive surgical products and procedurally integrated solutions for the spine. The Company is the 4th largest player in the $8.2 billion global spine market.

NuVasive offers a comprehensive spine portfolio of over 80 unique products developed to improve spine surgery and patient outcomes. The Company’s principal procedural solution is its Maximum Access Surgery, or MAS® platform for lateral spine fusion. MAS provides safe, reproducible, and clinically proven outcomes, and is a highly differentiated solution with fully integrated neuromonitoring, customizable exposure, and a broad offering of application-specific implants and fixation devices designed to address a variety of pathologies.

Having pioneered the lateral approach to spine fusion, NuVasive continues to be at the forefront of the spine industry’s shift toward less invasive solutions. The Company places a large focus on clinical research and support of the Society of Lateral Access Surgery, or SOLAS®, to expand the body of clinical evidence in support of NuVasive’s minimally disruptive solutions and to drive adoption of its techniques. The Company’s dedication to innovation continues to spawn game changing technology such as the PCM® motion preserving disc for the cervical spine, XLIF® Corpectomy for tumor and trauma, and Armada®, which treats adult degenerative scoliosis in a less invasive fashion. The Company has also developed procedural solutions that completely redefine and improve upon traditional procedures like TLIF, PLIF, Posterior Fixation, and ALIF. NuVasive’s solutions are increasingly being adopted internationally, as the Company lays the groundwork to continue growing as a global business and to offer industry-leading, Absolutely Responsive customer service to surgeons world-wide. NuVasive is focused on becoming a $1 Billion Start-UpTM; taking market share by maintaining a commitment to Superior Clinical Outcomes, Speed of Innovation®, and Absolute Responsiveness®.

NuVasive cautions you that statements included in this press release that are not a description of historical facts are forward-looking statements that involve risks, uncertainties, assumptions and other factors which, if they do not materialize or prove correct, could cause NuVasive’s results to differ materially from historical results or those expressed or implied by such forward-looking statements. The potential risks and uncertainties that could cause actual growth and results to differ materially include, but are not limited to: the risk that NuVasive’s revenue or earnings projections may turn out to be inaccurate because of the preliminary nature of the forecasts; the risk of further adjustment to financial results or future financial expectations; unanticipated difficulty in selling products, generating revenue or producing expected profitability; and other risks and uncertainties more fully described in NuVasive’s press releases and periodic filings with the Securities and Exchange Commission. NuVasive’s public filings with the Securities and Exchange Commission are available at www.sec.gov. NuVasive assumes no obligation to update any forward-looking statement to reflect events or circumstances arising after the date on which it was made.

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Investor Contact:

Tina Jacobsen

NuVasive, Inc.

858-320-5215

investorrelations@nuvasive.com

Media Contact:

Nicole Collins

NuVasive, Inc.

858-909-1907

media@nuvasive.com

NuVasive, Inc.

Unaudited Condensed Consolidated Statements of Operations

(in thousands, except per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2013	2012	2013	2012
Revenue	$165,698	$154,419	$325,202	$306,110
Cost of goods sold (excluding amortization of purchased technology)	48,744	36,534	87,840	73,467

Gross profit	116,954	117,885	237,362	232,643

Operating expenses:
Sales, marketing and administrative	104,272	92,615	204,158	187,293
Research and development	7,712	9,335	17,407	19,323
Amortization of intangible assets	4,913	2,903	9,288	5,749

Total operating expenses	116,897	104,853	230,853	212,365

Interest and other expense, net:
Interest income	231	204	403	412
Interest expense	(6,652)	(6,972)	(13,685)	(13,797)
Other expense, net	(440)	(551)	(199)	(114)

Total interest and other expense, net	(6,861)	(7,319)	(13,481)	(13,499)

(Loss) income before income taxes	(6,804)	5,713	(6,972)	6,779
Income tax (benefit) expense	(76)	3,103	(840)	3,700

Consolidated net (loss) income	$(6,728)	$2,610	$(6,132)	$3,079

Net loss attributable to noncontrolling interests	$(259)	$(253)	$(514)	$(457)

Net (loss) income attributable to NuVasive, Inc.	$(6,469)	$2,863	$(5,618)	$3,536

Net (loss) income per share attributable to NuVasive, Inc.:
Basic	$(0.15)	$0.07	$(0.13)	$0.08

Diluted	$(0.15)	$0.06	$(0.13)	$0.08

Weighted average shares outstanding:
Basic	44,412	43,347	44,220	43,095

Diluted	44,412	44,318	44,220	43,857

Stock-based compensation is included in expenses in the following categories:
Sales, marketing and administrative	$8,278	$7,737	$14,703	$13,879
Research and development	449	592	791	1,057
Cost of goods sold	34	16	54	30

	$8,761	$8,345	$15,548	$14,966

NuVasive, Inc.

Condensed Consolidated Balance Sheets

(in thousands)

	June 30, 2013	December 31, 2012
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$58,880	$123,299
Short-term marketable securities	113,779	138,405
Accounts receivable, net	96,314	88,958
Inventory	137,394	126,335
Deferred tax assets, current	31,136	28,236
Prepaid expenses and other current assets	9,016	8,516

Total current assets	446,519	513,749
Property and equipment, net	130,591	125,123
Long-term marketable securities	100,072	84,412
Intangible assets, net	97,183	101,362
Goodwill	154,846	154,106
Deferred tax assets	37,677	40,575
Restricted cash and investments	119,048	118,995
Other assets	22,248	25,463

Total assets	$1,108,184	$1,163,785

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$78,298	$62,048
Accrued payroll and related expenses	21,936	27,916
Senior Convertible Notes, current	-	74,311

Total current liabilities	100,234	164,275
Senior Convertible Notes	339,108	332,404
Deferred tax liabilities	3,125	3,129
Litigation liability	93,700	101,200
Other long-term liabilities	14,838	15,199
Commitments and contingencies
Noncontrolling interests	-	10,003
Stockholders’ equity:
Preferred stock	-	-
Common stock	45	44
Additional paid-in capital	734,796	714,865
Accumulated other comprehensive (loss) income	(3,413)	786
Accumulated deficit	(183,738)	(178,120)

Total NuVasive, Inc. stockholders’ equity	547,690	537,575
Noncontrolling interests	9,489	-

Total equity	557,179	537,575

Total liabilities and equity	$1,108,184	$1,163,785

NuVasive, Inc.

Unaudited Condensed Consolidated Statements of Cash Flows

(in thousands)

	Six Months Ended June 30,
	2013	2012
Operating activities:
Consolidated net (loss) income	$(6,132)	$3,079
Adjustments to reconcile net (loss) income to net cash provided by operating activities:
Depreciation and amortization	30,341	25,313
Amortization of debt discount	6,704	6,233
Amortization of debt issuance costs	865	912
Stock-based compensation	15,548	14,966
Allowance for doubtful accounts and sales return reserve	379	1,622
Allowance for excess and obsolete inventory, net of write-offs	1,404	1,275
Other non-cash adjustments	4,175	3,541
Changes in operating assets and liabilities, net of effects from acquisitions:
Accounts receivable	(8,443)	671
Inventory	(13,680)	(10,967)
Prepaid expenses and other current assets	(1,722)	12,185
Accounts payable and accrued liabilities	8,830	8,902
Accrued payroll and related expenses	(5,885)	(1,973)

Net cash provided by operating activities	32,384	65,759
Investing activities:
Cash paid for business and asset acquisitions	(7,719)	(7,917)
Purchases of property and equipment	(26,209)	(23,930)
Purchases of marketable securities	(136,988)	(110,915)
Sales of marketable securities	145,014	144,427
Purchases of restricted investments	-	(113,126)

Net cash used in investing activities	(25,902)	(111,461)
Financing activities:
Principal payment of 2013 Senior Convertible Notes	(74,311)	-
Tax benefits related to stock-based compensation awards	1,261	-
Proceeds from the issuance of common stock	3,123	3,094
Other assets	26	242

Net cash (used in) provided by financing activities	(69,901)	3,336
Effect of exchange rate changes on cash	(1,000)	30

(Decrease) increase in cash and cash equivalents	(64,419)	(42,336)
Cash and cash equivalents at beginning of period	123,299	163,492

Cash and cash equivalents at end of period	$58,880	$121,156